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                                                               EXHIBIT 10.34  **

                                LICENSE AGREEMENT

         This Agreement is entered into as of October 31, 1999, by and between Movado Corporation, a Delaware corporation with offices at 501 Silverside Drive, Suite 25, Wilmington, Delaware 19809 (sometimes hereinafter referred to as "U.S. Licensor"); Movado Watch Company SA, a Swiss corporation with offices at 8 Bettlachstrasse, CH-2540 Grenchen, Switzerland (sometimes hereinafter referred to as "International Licensor") and Lantis Eyewear Corporation, a New Jersey corporation with offices at 461 Fifth Avenue, New York, New York 10017 (hereinafter referred to as "Licensee").

         WHEREAS, U.S. Licensor is the owner of the Licensed Trademarks (as hereinafter defined) in the United States and International Licensor is the owner of the Licensed Trademarks in the rest of the world (U.S. Licensor and International Licensor are sometimes hereinafter referred to together as "Licensor"); and

         WHEREAS, the Licensed Trademarks have been used by Licensor and/or by related and predecessor entities in connection with the manufacture, sale, distribution, marketing and advertising of watches, clocks and other goods and accessories and are the subject of pending applications and/or registrations for various goods including without limitation optical frames and sunglasses, and have thereby acquired very valuable good will and secondary meaning and;

(** CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 3, 5, 14, 15, 17, 19, 22-24, 27, 31, 38, 43, 45 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 ("1934 Act")).

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         WHEREAS, Licensee manufactures, make and sells non-prescription sunglasses, ophthalmic frames and other eyewear products and accessories, and desires to use the Licensed Trademarks in connection with the manufacture, marketing and sale of Licensed Products (as hereinafter defined); and


         WHEREAS, U.S. Licensor is willing to grant Licensee the right to use the Licensed Trademarks in the United States and International Licensor is willing to grant Licensee the right to use the Licensed Trademarks in the rest of the world, in each case, under the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS
As used herein the term(s):

         1.1 "Acquiror" shall mean a Person or group of Persons acting in concert, but shall not include the Person(s) in Control of Licensee on the date hereof or any Affiliate of any such Persons.

         1.2 "Affiliate" of any Person shall mean a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

         1.3 "Authorized Marks" shall have the meaning as set forth in Section
2.2 hereof.

         1.4 "Authorized Retailer" shall mean any retail outlet approved for the sale of Licensed Products pursuant to Section 8.2. hereunder.

         1.5 "Bankruptcy shall have the meaning as set forth in Section 15.7.

         1.6 "Change of Control" with respect to Licensee shall be deemed to occur if (i) an Acquiror obtains Control of Licensee; or (ii) Licensee sells,


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conveys or otherwise transfers to an Acquiror all or substantially all of its assets involved in the Exploitation of Products.

         1.7 "Change Of Control Notice" shall mean a written notice to Licensor of a proposed or completed Change of Control and which explains with reasonable specificity the nature and extent of the Change of Control and the anticipated effect of the Change of Control on the Licensee.

         1.8 "Closeout" shall mean any Licensed Product sold (i) to a retailer at a sales price which is * or (ii) to any Person other than a retailer at a sales price *.

         1.9 "Contract Quarter" shall mean a three-month period ending on the last day of the third, sixth, ninth and twelfth full calendar months of a Contract Year, provided that if Market Roll-Out does not occur on the first day of August, November, February or May then the first Contract Quarter shall mean the period from Market Roll-Out until the last day of the three (3) month period following the first day of whichever August, November, February or May is the first to occur after Market Roll-Out.

         1.10 "Contract Year" shall mean each twelve (12) month period following Market Roll-Out if Market Roll-Out occurs on the first day of August, November, February or May, provided that if Market Roll-Out does not occur on the first day of August, November, February or May, then "Contract Year" shall mean the period from Market Roll-Out until the last day of the twelve (12) month period following the first day of whichever August, November, February or May is the first to occur after Market Roll-Out and each twelve (12) month period thereafter.

         1.11 "Consumer Advertising Payments" shall have the meaning set forth in section 11.3.

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)


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         1.12 "Control" shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

         1.13 "Exploit" shall mean manufacture, publicize, use, or distribute, and "Exploitation" shall have a correlative meaning.

         1.14 "International Minimum Sales" shall have the meaning set forth in section 8.5.

         1.15 "International Plan" shall have the meaning set forth in section 11.1.

         1.16 "Licensor Affiliate" shall mean any Affiliate of Licensor.

         1.17 "Licensed Products" shall mean Products bearing or sold under or in connection with any of the Licensed Trademarks.

         1.18 "Licensed Trademarks" shall mean any of the trademarks listed on Schedule A annexed hereto.

         1.19 "Manufacturers" shall have the meaning set forth in section 5.4

         1.20 "Market Roll-Out" shall mean the date of Licensee's initial distribution of Licensed Products in the Territory to Authorized Retailers.

         1.21 "Minimum Communication Expenditures" shall have the meaning set forth in section 11.3.

         1.22 "Minimum Royalty" shall have the meaning set forth in Section
10.1.

         1.23 "Minimum Sales" shall have the meaning set forth in Section 8.6

         1.24 "Net Sales" during any period shall mean (a) the sum of the sales all Licensed Products invoiced to customers during such period, less (b) the sum of all sales previously included in Net Sales for Licensed Products returned by customers during such period. The sales price invoiced to customers shall not be deemed to include amounts invoiced for sales, use, excise, or other taxes, freight, insurance, and normal and customary trade discounts so long as separately stated.


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         1.25 "North America" shall mean the United States, Canada and the
Caribbean Islands listed on Schedule C annexed hereto and "North American" shall have a correlative meaning.

         1.26 "North American Minimum Sales" shall have the meaning set forth in section 8.4.

         1.27 "North American Plan" shall have the meaning set forth in section 11.1.

         1.28 "Packaging" with respect to Licensed Products shall mean labels, packaging, containers and displays utilized with such Licensed Products.

         1.29 "Person" shall mean any individual, corporation, association, partnership or limited liability company, trust or other entity.

         1.30 "Plan" shall have the meaning set forth in section 11.1.

         1.31 "Products" shall mean ophthalmic eyeglasses, spectacles, readers, sunglasses, eyeglass and sunglass cases, eyeglass and sunglass cords, eyeglass and sunglass frames and eyeglass and sunglass lenses.

         1.32 "Royalty Rate" shall have the meaning set forth in Section 10.1.

         1.33 "Term" shall mean the duration of this Agreement, as determined pursuant to section 15.1 hereof.

         1.34 "Territory" shall mean the world except to the extent otherwise limited pursuant to Sections, 2.1, 8.6 and 15.1.

         1.35 "United States" shall mean the United States of America and all territories and possessions within its jurisdiction including all United States military bases and installations wherever located and further including *.



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)


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         2. GRANT OF LICENSE

         2.1 Upon the terms and conditions hereinafter set forth, (a) U.S. Licensor grants to Licensee a license to use the Licensed Trademarks in connection with the Exploitation of Licensed Products in the United States and(b) International Licensor grants to Licensee a license to use the Licensed Trademarks in connection with the Exploitation of Licensed Products in (i) the remainder of North America outside the United States and (ii) the rest of the world subject to agreement with Licensee on an International Plan for the first Contract Year as provided in section 11.1 hereof and, further, subject to agreement with Licensee, no later than the last date by which International Licensor may object to such International Plan as originally submitted or as revised, on International Minimum Sales which such agreement shall be evidenced by International Licensor and Licensee causing such International Minimum Sales as agreed upon to be set forth on and executing a schedule which shall be annexed hereto in the form of Schedule D annexed hereto. The licenses granted hereunder shall be exclusive to Licensee.

         2.2 Licensee shall not use other marks, including without limitation, trademarks, trade names, sub-brands, line names, collection names, model names, designs, logos or endorsements (hereinafter referred to as "Authorized Marks") in connection with the Exploitation of the Licensed Products, except as specifically authorized by Licensor pursuant to the terms of this Agreement. Licensee acknowledges that Licensor is and at all times shall be the owner of all right, title, and interest in and to such Authorized Marks and that all use thereof shall inure to the benefit of Licensor. To the extent any rights in and to such Authorized Marks, or with respect to any materials used in the Exploitation of the Licensed Products, including without limitation, copy, artwork, and photographs, are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee agrees that it will execute and deliver to Licensor any


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documents reasonably requested by Licensor necessary to effect any such assignment.

         2.3 Licensor reserves the right to Exploit and to grant to other Persons the right to Exploit the Licensed Trademarks on any products or merchandise or services other than Products.

         3. OWNERSHIP OF LICENSED TRADEMARKS

         3.1 Licensee recognizes the great value of the good will associated with the Licensed Trademarks and acknowledges that the Licensed Trademarks and all right, title and interest therein, and good will pertaining thereto, belong exclusively to U.S. Licensor in the United States and to International Licensor in the rest of the world and agrees that it will not, during the term of this Agreement or thereafter, challenge Licensor's rights in and to the same or do or knowingly permit to be done any act or thing by any Person that will, in any way, impair the rights of Licensor in and to the Licensed Trademarks or which will affect the validity thereof. Licensee further agrees that it will not attack the validity of the license granted hereunder. Licensee further acknowledges that all use of the Licensed Trademarks by Licensee shall inure to the benefit of Licensor.

         3.2 Licensee agrees promptly to notify Licensor in writing of any infringement of any of the Licensed Trademarks which comes to Licensee's attention and to cooperate with Licensor, but at Licensor's expense, in such legal actions as Licensor may take to compel cessation of such infringement. Licensee shall have no right whatsoever itself to sue any Person for infringement of any of the Licensed Trademarks; such right and the election to sue or not to sue shall belong exclusively to Licensor.

         3.3 Licensor shall take such steps as Licensor in its sole discretion believes appropriate to cause cessation of any infringement of the Licensed Trademarks, or any of them, which substantially and adversely affects the business of Licensee in the sale of Licensed Products; provided, however, that if


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Licensor shall fail to cause the cessation, substantially, of any infringement in any country or countries within the Territory and such infringement continues for at least 12 months after notice by Licensee as provided in section 3.2 then the North American Minimum Sales requirements in section 8.4 (if such infringement is in North America) or the International Minimum Sales requirements in section 8.5 (if such infringement is outside North America) shall be decreased from the date of such notice but only for so long as such infringement continues to fairly reflect the adverse impact on Licensee's Net Sales of such continuing infringement in the country or countries affected.

          3.4 At Licensor's request, Licensee will execute and deliver any and all documents necessary or desirable to record the license granted hereunder in all jurisdictions in which Licensor in its sole discretion deems appropriate or necessary.

         4. RELATIONSHIP OF PARTIES

         4.1 No party is an agent or employee of the other nor shall any party in any event be liable for any acts or omissions of any other. This Agreement does not, and shall not, be deemed to make any party hereto the agent, partner, joint venturer or legal representative of any other party for any purpose whatsoever. Neither Licensor nor Licensee shall have the right or authority to assume or create any obligations or responsibility whatsoever, express or implied, on behalf of, or in the name of, the other, or to bind the other in any respect whatsoever, except as may otherwise be expressly herein provided.

         5. USE OF THE LICENSED TRADEMARKS

         5.1 Licensee recognizes and acknowledges that the favorable reputation and goodwill attached to the Licensed Trademarks are valuable property rights of Licensor and are dependent for their preservation upon the proper manufacture and quality of the products on or in connection with which such trademarks are used. Accordingly, Licensee agrees that it will not use any of


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the Licensed Trademarks except as expressly permitted hereunder and in the form approved by and in accordance with the standards and requirements established by Licensor from time to time and that it will not use any trademark, trade name or commercial name on or in connection with products if such trademark, trade name or commercial name is confusingly similar to any of the Licensed Trademarks in sound, appearance or meaning, or if it possesses such similarity that confusion, deception, mistake or dilution may result. The provisions of this section 5.1 shall survive any termination or cancellation of this Agreement.

         5.2 Licensee agrees that its every use of the Licensed Trademarks shall be strictly in accordance with the requirements as to marking, labeling and advertising established from time to time by Licensor, which requirements Licensor will not modify without giving Licensee at least sixty (60) days prior written notice. Licensee will not make any use whatsoever of any Packaging, product literature, advertising or promotional matter or any other materials in connection with the Licensed Products without the prior written approval of Licensor which Licensor shall have the right to grant or withhold on its sole and absolute discretion. Licensee will submit samples of all such materials to Licensor for advance approval at least ten (10) business days before the proposed use thereof unless such matter is a copy of identical matter previously submitted to Licensor for approval pursuant to this Section 5.2 and approved by Licensor in writing. Licensor shall respond promptly to submissions under this
Section 5.2; such responses shall be in writing and any objections shall be stated together with the reason therefor. Notwithstanding the foregoing, Licensor and Licensee acknowledge that on occasion due to special circumstances it may be necessary for Licensor to approve or disapprove of proposed advertising or promotional material within twenty four (24) hours of their submission to Licensor, and in such cases Licensor will use its reasonable commercial efforts to respond, but shall not be obligated to respond, to such submission within such period.

         5.3 Licensee shall prepare and submit to U.S. Licensor for its review and comments specific suggested retail prices for the Licensed Products in the United States and shall prepare and submit to International Licensor for its review


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and comments specific suggested retail prices for the Licensed Products in the rest of the world. Subject to the next two sentences, all initial suggested retail prices, and any subsequent changes thereto, must be approved, in writing, by U.S. Licensor or by International Licensor as appropriate, such approval not to be unreasonably withheld or delayed. Licensee acknowledges that in order to preserve the good will attached to the Licensed Trademarks, the suggested retail prices for the Licensed Products should reflect the prestigious nature of the Licensed Trademarks, it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Licensed Products are to be sold. Nothing contained in this Agreement is intended or will be construed as giving either party any right of approval with respect to any of the prices at which the other party sells or offers to sell any of the Licensed Products.

         5.4 Subject to Section 5.5, Licensee will have the right to engage one or more third party manufacturers, subcontractors or vendors to produce the Licensed Products or any component parts thereof exclusively on Licensee's behalf (collectively "Manufacturers") provided that (a) each such Manufacturer is approved in advance in writing by Licensor, which approval Licensor shall not unreasonably withhold (with the reason for any such nonapproval to be provided in writing to Licensee) and (b) each such Manufacturer enters into an agreement with Licensee which is approved by Licensor and which contains such provisions as Licensor shall approve, including a covenant prohibiting the Manufacturer from selling or otherwise disposing of Licensed Products (or components thereof) except to Licensee, Licensor or any Licensor Affiliate.

         5.5 Licensor requires and Licensee warrants that all Licensed Products shall be manufactured and/or produced in accordance with the terms of the manufacturing agreement referred to in section 5.4 (b) hereof and with all applicable laws, rules and regulations in the country where the Licensed Products are manufactured, including, but not limited to, such laws, rules and regulations related to minimum age of employment, minimum wages, forced labor, safety, sanitation, building codes and working conditions. Licensee shall adopt a program to ensure that each Manufacturer complies with the aforesaid which


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program shall be in writing and submitted to Licensor for review and approval.
At a minimum, such program shall include a physical inspection of each Manufacturer and interview with the owner and/or senior management of Manufacturer prior to the first performance of any work on the Licensed Products and each Contract Year thereafter. A written report of the inspection signed by Licensee and setting forth the scope of the inspection and the results thereof shall be provided to Licensor as a condition precedent to Licensee's right to sell the Licensed Products produced by such Manufacturer. Such inspections, together with a written report, shall be required at least once annually thereafter during the Term and any subsequent term, to ensure compliance. In the event Licensee fails to implement or, once implemented, to abide by and to continue, such a program, Licensor may, at its option, terminate the License and/or require Licensee to terminate its relationship with Manufacturer. In the event that it is determined by Licensor, or any other entity, whether or not a party to this License, and upon notice to Licensee, that a Manufacturer does not meet applicable laws, rules and/or regulations, Licensee shall demand such Manufacturer to come into compliance with such laws, rules and/or regulations within the sooner of thirty (30) days of notice of such noncompliance or the time period required by the local governing body. In the event that such Manufacturer fails to comply, Licensee shall terminate its relationship with such Manufacturer. In the event Licensee fails to terminate its relationship with such Manufacturer, Licensor may, at its option, terminate this License. In no event shall Licensee or any Manufacturer utilize forced labor or establish a minimum age of employment below the age of completion of compulsory education in the applicable country.

         6. QUALITY CONTROL

         6.1 Before Licensee commences the manufacture of any one or more of the Licensed Products, Licensee shall submit to Licensor one prototype piece for approval which Licensor shall have the right to grant or withhold in its sole and absolute discretion. Following such approval, Licensee shall submit to

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Licensor production samples of Licensed Product from the initial production run for such examination and testing as Licensor may reasonably require. Licensee shall not commence the sale of any Licensed Product until Licensor has given written approval of the production samples submitted by Licensee for approval, which approval Licensor shall have the right to grant or withhold in its absolute discretion for quality reasons and which Licensor shall not unreasonably withhold for any other reason. Under no circumstances shall Licensor have any obligation to approve any production sample that does not strictly conform to the approved prototype and any applicable specifications approved by Licensor. Written approval of the prototype piece and of the production samples or written reasons for disapproval (including, in the case of disapproval of production samples for any quality reason, an explanation of such reason) shall be given to Licensee reasonably promptly after submission of the prototype piece and the production samples to Licensor; in general, Licensor shall endeavor, but shall not be obligated to give written approval or disapproval within ten (10) business days after receipt of such prototype piece or the samples, whichever is the case. Unless within such ten (10) business day period Licensor has either approved or disapproved the prototype piece or production samples as provided above or informed Licensee in writing that it requires additional time, then if Licensee continues to want Licensor to approve such prototype or samples, as the case may be, it will send Licensor a written notice to that effect and Licensor shall have ten (10) business days after receipt of such notice to approve or disapprove of such prototype or samples or to notify Licensee that proper testing of the prototype or production samples requires a longer period and in the event Licensor does not so respond within such ten (10) business day period then approval of such prototype piece or production samples will be deemed to have been given upon the expiration of such period, regardless of whether approval otherwise has been given by the Licensor.


         6.2 Licensee agrees that all Licensed Products sold by Licensee under this Agreement, shall be identical in all material respects to the prototypes and samples approved by Licensor under Section 6.1 and shall be of a high quality


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relative to other like products on the market and shall be manufactured in strict compliance with such standards and requirements applicable thereto as established by Licensor and as in effect from time to time. Licensor shall have the right at any time and from time to time on written notice to Licensee to alter or amend said standards and requirements, but no such alteration or amendment shall take effect as to any Licensed Products until Licensee shall have had a reasonable time (not more than ninety (90) days after such written notice) to effect corresponding manufacturing or marketing changes and such alteration or amendment shall apply only to Licensed Products manufactured after the date which is ninety (90) days after the date of such notice. Licensee agrees to submit to Licensor for approval prior to sale at least two (2) representative samples of any Licensed Product manufactured by Licensee which differ in any respect from the Licensed Products previously approved under
Section 6.1 hereof; approval or disapproval by Licensor shall be communicated to Licensee as provided for in Section 6.1 hereof.

         6.3 Licensor shall have the right to inspect each manufacturing facility for the Licensed Products up to two times per Contract Year. Any such inspection will occur during business hours and only after giving Licensee at least ten (10) business days written notice of such inspection.

         6.4 Licensee shall be solely responsible, whether or not the same shall be covered by the applicable warranty, for the handling of all customer inquiries, complaints and service relating to the Licensed Products. Such service shall include all necessary repair and replacement of all the Licensed Products and all costs associated therewith shall be borne exclusively by Licensee. Licensee will submit to Licensor for approval after sales service guidelines and a manufacturer's limited warranty relating to the Licensed Products and will adhere to such guidelines and offer such warranty as approved by Licensor. Licensor may require Licensee to recall any Licensed Products sold by Licensee which do not comply with the quality standards and specifications established for such products pursuant


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to sections 6.1 and 6.2. Licensee shall provide replacement products for the recalled products at Licensee's expense, including shipping expense.

         7. PRODUCT DEVELOPMENT

         7.1 Licensee shall prepare and submit to Licensor for approval all proposed designs and prototypes relating to the Licensed Products, provided however, that Licensor may from time to time, at its option and without any obligation to do so or to continue to do so, furnish Licensee with proposed designs, sketches, samples and other materials to assist Licensee in the design and production of the Licensed Products. All product designs, prototypes, sketches, samples, drawings and copyrights relating to the Licensed Products, whether prepared by Licensee or by Licensor, shall be owned exclusively by Licensor provided, however, that any such designs, prototypes, sketches, samples, drawings and copyrights developed exclusively by Licensee and not used on or as any part of any Licensed Product any time during the term hereof shall remain the property of Licensee. Nothing herein shall be construed as preventing or limiting Licensee from using in its business any design attributes in respect of which Licensor does not have exclusive rights (provided that use of any design attributes on or in connection with the Licensed Products is first approved by Licensor as provided under this Agreement) provided that such design attributes, if used on the Licensed Products, have been in use * and that, in any event, such design attributes have become widely employed by Persons other than Licensee in sunglass and/or ophthalmic frame designs. Licensee will execute and deliver all documents necessary or desirable to confirm Licensor's ownership of such designs, prototypes, sketches, samples, drawings and copyrights. All costs associated with the design and production of the Licensed Products, shall be the sole responsibility of Licensee.

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 of the 1934 ACT.)


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         7.2 Subject to Sections 5.1, 5.2 and 6.1 the Licensor and Licensee
shall use their best efforts to reach agreement on the styles of the Licensed Products that will comprise the seasonal collections to be sold by Licensee. The Licensor and Licensee acknowledge that subjectivity and taste are major elements involved in the design and development of new products, and in that context that Licensee's understanding of the eyewear market will have to be balanced with Licensor's perception of what eyewear bearing the Licensed Trademarks needs to be, if saleable collections of the Licensed Products are to be introduced. Accordingly, if (i) after following the procedures in Section 7.1 and using their best efforts as above provided, Licensor and Licensee in good faith fail to agree on * and (ii) Licensee, by notice to Licensor within thirty (30) days after the date of Licensee's last design submission under Section 7.1, sets forth in reasonable detail a description of how said design submission, together with all other designs comprising the same collection, * and (iii) thereafter Licensee, having used its best efforts to exploit the right and license granted under this Agreement as provided in Section 8.1, fails to make the North American Minimum Sales for the Contract Year when such collection was introduced, then Licensee shall have the right to terminate this Agreement as of the end of the next ensuing Contract Year by giving Licensor written notice thereof within sixty (60) days following the end of the Contract Year in which it failed to make such Minimum Sales.

         7.3 Licensee may discontinue production of any one or more of the models of Licensed Products previously approved by Licensor on at least thirty
(30) days prior notice to Licensor. Licensor may disapprove any one or more of the models of Licensed Products previously approved at least two (2) years earlier


* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)


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by Licensor on at least ninety (90) days prior notice to Licensee; after which time Licensee shall cease all production of and make no further use of the Licensed Trademarks in connection with such disapproved model in the United States, if such disapproval was by U.S. Licensor, or outside the United States, if such disapproval was by International Licensor, except that Licensee shall provide Licensor with a complete list of its inventory thereof and shall have the right to sell its remaining inventory of such model.

         8. SALES AND DISTRIBUTION

         8.1 Licensee will use its best efforts in Exploiting the right and license granted hereunder.

         8.2 Licensee will sell Licensed Products only to such retailers or other accounts (i) as Licensor shall approve in writing in its sole and absolute discretion or (ii) which are department stores authorized to sell Movado watches and in which Movado watches are sold or (iii) which are authorized to sell, and only for so long as any such retailer or account continues to sell, optical eyewear sold under at least three (3) of the brand names listed on Schedule B annexed hereto and made a part hereof, which Schedule Licensor shall have the right to modify in its sole and absolute discretion on thirty (30) days prior notice to Licensee ("Authorized Retailers"). Any such retailer or account which is an Authorized Retailer by reason of 8.2 (iii) above shall cease to be so authorized at such time as it shall no longer sell at least three (3) brands of the optical eyewear listed on Schedule B, either by reason of modification of Schedule B or otherwise. Licensee will sell Licensed Products only to Authorized Retailers within the Territory and will not sell Licensed Products to any account which Licensee has reason to know will ship or resell any of such Licensed Products outside the Territory or sell all or any of such Licensed Products to anyone other than consumers.

         8.3 Licensee will not sell or offer for sale or permit any Authorized Retailer or any other Person to sell or offer for sale any Licensed Products directly

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to consumers through catalogs, television, the Internet or otherwise without the express prior written approval of Licensor.

         8.4 Each Contract Year during the term of this Agreement, Licensee shall make no less than the following total Net Sales of Licensed Products in North America ("North American Minimum Sales").

        *

         8.5 Each Contract Year during the term of this Agreement, provided that International Licensor shall have granted Licensee the license to Exploit the Licensed Trademarks outside North America as provided in section 2.1 (b) (ii) hereof, Licensee shall make no less than the total Net Sales of Licensed Products outside North America as set forth on Schedule D annexed hereto ("International Minimum Sales"). For purposes of determining whether International Minimum Sales have been achieved in any Contract Year, the equivalent U.S. Dollar amount of total Net Sales invoiced in any currency other than the U.S. Dollar shall be the average of the spot prices for the relevant foreign currency on the first and last days for each Contract Quarter as reported in THE WALL STREET JOURNAL.

         8.6 In the event Licensee fails to achieve either North American Minimum Sales or International Minimum Sales (together "Minimum Sales") in any Contract Year then U.S. Licensor and International Licensor, respectively, shall have the right at any time, upon thirty (30) days prior written notice to

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         Licensee, (i) to terminate the license granted hereunder as provided in
Article 15 or (ii) to appoint one or more other Persons, including without limitation, one or more Licensor Affiliates, to Exploit the Licensed Products in all or any portion of North America (in the event North American Minimum Sales were not achieved) and in all or any portion of the Territory outside North America (in the event International Minimum Sales were not achieved) in which case the North American Minimum Sales and/or the International Minimum Sales, as appropriate, be adjusted to reflect the non-exclusivity of the licenses granted herein. Licensor's sole recourse if Licensee fails to achieve either North American Minimum Sales or International Minimum Sales, or both in any Contract Year shall be as provided in the preceding sentence provided, however, that the foregoing shall not be deemed to in any way limit or waive Licensor's right to any and all available remedies as a result of any breach by Licensee of any other provision hereof.

         9. MARKET ROLL-OUT
It is the intention of the parties that the Market Roll-Out of the Licensed Products will commence on or about August 1, 2000. Licensee shall provide Licensor with written notice of the actual date Market Roll-Out occurs. If by March 1, 2001 the Market Roll-Out has not occurred, and if such delay is not due to the act or acts of Licensor or Licensor's failure to act, or by reason of force majeure, then Market Roll-Out shall be deemed to have occurred in August 1, 2000 and Licensee shall be in material breach of this Agreement.


         10. ROYALTIES

         10.1 Within forty-five (45) days following the end of each Contract Quarter during each Contract Year, Licensee shall pay a royalty in an amount equal to: (i) the greater of: (A) the Minimum Royalty which became due since the beginning of that Contract Year and (B) the product of the Royalty Rate multiplied by all Net Sales during that Contract Year less (ii) all royalty payments previously made relating to Net Sales during that Contract Year. The Minimum Royalty shall be deemed to accrue on a quarterly basis in an amount equal to one-fourth of the Minimum Royalty for the applicable Contract Year. The Minimum Royalty due for any Contract Year shall equal the product of the Royalty Rate multiplied by the applicable Minimum Sales for such Contract Year. The Royalty Rate in effect as of any date during any Contract Year ("Determination Date") shall be determined in accordance with the following table based on the greater of (x) the highest total cumulative Net Sales made in any prior Contract Year and (y) total cumulative Net Sales made since the beginning of such Contract Year through the Determination Date and (z) the highest applicable Minimum Sales required in any prior Contract Year:

       *

For example, if Licensee's total Net Sales for each of the first three (3) Contract Quarters of Contract Year 3 are * and Net Sales in no prior Contract Year exceeded * , then the Royalty Rate in effect as to all Net Sales made in Contract Year 3 totaling less than * and the Royalty Rate in effect as to all Net Sales made in Contract Year 3 exceeding * will be the Royalty Rate in effect as to all Net Sales made after Contract Year 3 until the Royalty Rate is next increased. In no event will the Royalty Rate ever decrease after it has increased.

         10.2 Royalties calculated on Net Sales made in the United States shall be paid to U.S. Licensor; royalties calculated on Net Sales made in the rest of the world shall be paid to International Licensor. In the event the North American


* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         Minimum Royalty to be paid for any Contract Quarter exceeds the product of the Royalty Rate multiplied by all applicable Net Sales for such Contract Quarter made in North America, then such excess shall be paid to U.S. Licensor and to International Licensor, respectively, in the same proportions as the respective proportions of Net Sales made for such Contract Quarter in the United States and to Authorized Retailers in the rest of the world. The "North American Minimum Royalty" due for any Contract Year shall equal the product of the Royalty Rate multiplied by the applicable North American Minimum Sales for such Contract Year. For the purpose of calculating royalties, Net Sales in foreign currencies shall be converted to United States Dollars as provided in section 8.5.

         10.3 If the license shall terminate other than on the last day of a Contract Year, the royalty due for such Contract Year shall be an amount equal to (i) the greater of (A) the Minimum Royalty for such Contract Year multiplied by a fraction, the numerator of which shall be the number of days in such Contract Year to and including the date of termination of the license and the denominator of which shall be 365 and (B) the product of the Royalty Rate multiplied by all Net Sales during that Contract Year less (ii) all royalty payments previously made relating to Net Sales during that Contract Year.

         10.4 Together with each royalty payment due each Contract Quarter, Licensee shall provide Licensor with a written statement certified as accurate by Licensee's Chief Financial Officer and setting forth (i) total Net Sales of all Licensed Products made by Licensee both in the United States and such total Net Sales made by Licensee outside the United States (with the latter broken out by country and by geographic region as described in Schedule D) since the beginning of such Contract Year through the last day of such Contract Quarter; and (ii) the computation of the applicable Royalty Rate and the royalty due on such Net Sales. Each such statement shall also identify by model number or SKU number, or in such other appropriate manner as Licensor shall reasonably request, the different

Licensed Products and the total units sold of each included in such statement and sub totals of each sold to each Authorized Retailer separately identified by name and address. All products shall be deemed to have been sold when invoiced, shipped or paid for, whichever first shall occur.

         11. MARKETING AND ADVERTISING

         11.1 No later than ninety (90) days prior to the beginning of each Contract Year during the term of this Agreement, Licensee shall prepare and present (i) to U.S. Licensor for feedback and input and, as required hereunder, approval, an annual marketing plan setting forth the information described below with respect to the United States (the "U.S. Plan") and (ii) to International Licensor for feedback and input and approval, an annual marketing plan setting forth the information described below with respect to the Territory outside the United States (the "International Plan"). The U.S. Plan and the International Plan are sometimes hereinafter referred to as the "Plan". The Plan shall set forth in reasonable detail, Licensee's plans for conducting the Licensed Products business for the next Contract Year, with particular emphasis on the marketing, promotion and sales of the Licensed Products. The Plan shall include, without limitation, (a) a description (including timing) of the types and numbers of designs intended to be developed or manufactured (including any new products); (b) sales volume projections by channel and country, in units and dollars; (c) marketing strategies, including wholesale and suggested retail pricing by collection and market; (d) assessment of customer base and customers;
(e) distribution, including distribution outlets; (f) advertising and sales promotion plans, including number of and cost of advertisements and promotions already scheduled, where advertisements will be published or promotions will be scheduled, the proposed media schedule and costs of any and all advertising campaigns, the format and the structure for all advertising not already approved by Licensor; (g) Packaging, point of sale and trade exhibition plans; (h) the results of any market research relating to the Licensed Products and similar products, and market trends; and (i) any other information Licensor shall reasonably request. Licensor shall promptly review and shall not unreasonably withhold approval of such marketing Plan each Contract Year and shall notify Licensee that it either approves or objects to such Plan, which notice shall specify the objection or objections in reasonable detail. Licensor and Licensee shall communicate with respect to such objections and shall develop a mutually acceptable marketing Plan for such Contract Year. Licensee shall thereafter submit a revised marketing Plan which Licensor shall review. At such time as a mutually acceptable marketing Plan is completed, Licensor shall notify Licensee of its approval of the Plan. If Licensor fails to notify Licensee of its approval or objections to the marketing Plan within thirty (30) days following submission of the initial marketing Plan, or fifteen
(15) days following submission of any revised marketing Plan, such marketing Plan shall be deemed approved by Licensor. Licensee shall abide by and adhere to the Plan as finally approved provided, however, that in the event of any conflict between any provision contained in the Plan and this Agreement, the latter shall control. In the event International Licensor timely disapproves of the International Plan and it is unable to agree with Licensee on an International Plan prior to the beginning of the relevant Contract Year, then International Licensor shall have the right upon notice to Licensee, to terminate this Agreement as between International Licensor and Licensee as to all or any portion of the Territory outside of the United States. In the event U.S. Licensor timely disapproves of the U.S. Plan and it is unable to agree with Licensee on a U.S. Plan prior to the beginning of the relevant Contract Year, then U.S. Licensor shall have the right upon notice to Licensee to terminate this Agreement as between U.S. Licensor and Licensee.

         11.2 As soon as possible upon the execution hereof and thereafter at all times during the term hereof, * .

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         11.3 Each Contract Year Licensee will make, at a minimum, advertising and marketing expenditures exclusively in connection with the Licensed Products equal to: * ("Minimum Communication Expenditures"). Licensee further agrees to pay the following portions of such Minimum Communication Expenditures directly to Licensor (such direct payments hereinafter referred to as "Consumer Advertising Payments"):

                                        *

The Consumer Advertising Payments shall be paid to U.S. Licensor and to International Licensor each Contract Year in the same proportions, respectively, as Net Sales estimated to be made in the United States and outside the United States bear to total estimated Net Sales based on the Plan for such Contract Year. The Consumer Advertising Payments shall be made to Licensor in equal quarterly payments no later than the beginning of each Contract Year Quarter. Licensor will spend an amount equal to the Consumer Advertising Payments for the creation, production and placement of consumer advertising of the Licensed Products for which it shall be solely responsible; provided, however, that Licensor will furnish Licensee within sixty (60) days after each Contract Year with a statement of such expenditures made by Licensor and a list of all such consumer advertising placed in such Contract Year. Notwithstanding the foregoing, Licensee will pay Licensor * against the Consumer Advertising Payments due in the first Contract Year no later than one hundred twenty (120) days prior to Market Roll-Out.


* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

For purposes of this section 11.3 Minimum Communications Expenditures, other than the portion thereof paid to Licensor as Consumer Advertising Payments, shall be deemed to include only those expenditures incurred by Licensee for marketing and promotion purposes involving the display of the Trademark (other than for purposes of packaging the Licensed Product), including, but not limited to, * . Such expenditures shall be in accordance and consistent with the marketing Plan as approved by Licensor or otherwise as expressly approved by Licensor in writing.

         11.4 Together with the final royalty statement due following each Contract Year pursuant to section 10.4 hereof, Licensee shall include a final calculation and statement of the total Consumer Advertising Payments and total Minimum Communication Expenditures due for such Contract Year and shall, together therewith, remit to Licensor any underpayment of the Consumer Advertising Payments and either spend in the next succeeding two (2) Contract Quarters any underpayment of Minimum Communication Expenditures or set off from the Minimum Communication Expenditures due in the next succeeding two (2) Contract Quarters any overpayment of Minimum Communications Expenditures; and Licensor, within thirty (30) days after receipt of such statement, shall pay to Licensee any overpayment of Consumer Advertising Payments to the extent Licensor agrees with Licensee's statement and calculation thereof.

         11.5 Licensee shall use such advertising agency or agencies as Licensor shall require in connection with the Exploitation of the Licensed Products; provided the charges of any such agency are reasonable and customary.

 * (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         12.      BOOKS AND RECORDS

         12.1 Licensee shall keep and maintain at its regular place of business complete and accurate records and accounts on the basis of which, it prepares financial statements that are in accordance with GAAP, showing the business transacted in connection with the Licensed Products manufactured and sold pursuant to this Agreement, including without limitation records and accounts relating to Net Sales, shipments and orders for Licensed Products and expenditures on marketing, promotion and advertising. In the case of termination of this Agreement, such information shall be provided for the period ending at termination. Such records and accounts shall be kept until the earlier to occur of (i) the third year following the Contract Year in which such Net Sales were received and (ii) two years following the termination or expiration of this Agreement.

         12.2 Licensor, or its duly authorized agents or representatives, shall have access to and the right to examine and make copies of all records and accounts that Licensee is required to maintain pursuant to Section 12.1 at Licensee's premises, provided that any such examination (a) shall be at Licensor's expense, (b) shall be during normal business hours upon reasonable prior notice which shall be no less than five (5) business days, and (c) shall not unreasonably interfere with Licensee's operations and activities. Should an audit disclose that Licensee underpaid royalties for any given Contract Year, Licensee shall forthwith and upon written demand pay Licensor the amount owed, together with interest thereon, at a rate of ten percent (10%) per annum calculated from the due date of such royalties. Should an audit disclose that Licensee's actual advertising and marketing expenditures in any given Contract Year failed to meet the

Minimum Communication Expenditures required hereunder, Licensee shall forthwith and upon written demand pay Licensor the difference. Further, Licensee shall pay for the cost of the audit, if it should be disclosed that Licensee underpaid royalties by a margin exceeding five percent (5%) in any given Contract Year, or that Licensee's actual advertising and marketing expenditures failed to meet the Minimum Communication Expenditures required hereunder by a margin exceeding five percent (5%) and Licensee had not obtained Licensor's approval to apply such deficiency in advertising expenditures to the next Contract Year.

         12.3 Promptly after the date hereof, Licensee will furnish Licensor with copies of Licensee's audited financial statements for its 1998 and 1999 fiscal years together with the opinion of Licensee's independent certified public accountants thereon. In addition, for so long as Licensee is not subject to or in compliance with the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ("1934 Act") Licensee shall provide Licensor in writing (a) a statement certified by Licensee's Chief Financial Officer to be delivered to Licensor within four (4) months after the end of each fiscal year of Licensee and (b) a six (6) month interim statement certified by Licensee's Chief Financial Officer to be delivered to Licensor within sixty (60) days after the end of the six (6) month period, both evidencing all of the following:

         (i) There is no default or event of default which has not been affirmatively waived under any agreement covering Licensee's indebtedness as of the end of the period to which the certified statement relates. (Licensee shall provide Licensor with copies of all quarterly officer's certifications simultaneously with the sending of the same by Licensee to Licensee's lenders);

         (ii) After the date hereof, Licensee has not had Operating Losses (defined as income/losses before interest and taxes) for two (2) consecutive fiscal quarters;

         (iii) At the end of each fiscal year of Licensee, Licensee has not had Operating Losses for such fiscal year;

         (iv) Licensee's net shipments of all of its products during the period to which the certified statement relates were * which by their terms were to be filled prior to the end of such period; and

         (v) Cash flow, defined as operating income plus depreciation and amortization, is * .

In addition, in the event Licensee's net worth for any period covered by any of the foregoing statements is less than Licensee's net worth for its fiscal year 1999, then Licensee will provide Licensor with copies of Licensee's audited financial statements and accompanying opinions of its independent certified public accountants for each fiscal year thereafter for the duration of this Agreement unless Licensee becomes subject to the 1934 Act reporting requirements referred to above.

         13.      REPRESENTATIONS AND WARRANTIES OF LICENSEE

         Licensee represents and warrants to Licensor as follows:

         13.1 Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.


* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         13.2 Licensee has corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensee have been duly and validly authorized by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by Licensee and constitutes a valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court in which any proceeding therefor may be brought.

         13.3 The execution, delivery and performance of this Agreement by Licensee will not (i) violate any provision of the Articles of Incorporation or By-Laws of Licensee, (ii) violate, or be in conflict with, or constitute a default of or termination event (or an event which, with notice or lapse of time to both, would constitute a default or a termination event) under, any agreement to which Licensee is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on Licensee.

         13.4 No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement by Licensee.

         13.5 Licensee has provided to Licensor a copy of its audited financial statements for its 1998 and 1999 fiscal years (the "Licensee Financial Statements"). The Licensee Financial Statements have been prepared from the books and records of Licensee in accordance with generally accepted accounting principles, consistently applied, and present fairly in all material respects, the financial condition of Licensee at July 31, 1999 and the results of operations and cash flows for Licensee for each of the two years in the period ended July 31, 1999. Since the date of the Licensee Financial Statements, there has not been any material adverse change in the business, operations, financial condition, assets or liabilities of Licensee.

         14.      REPRESENTATIONS AND WARRANTIES OF LICENSOR.

         Licensor represents and warrants to Licensee as follows:

         14.1 U. S. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and International Licensor is a corporation duly organized, validly existing and in good standing under the laws of Switzerland.

         14.2 Licensor has corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Licensor have been duly authorized, executed and delivered by Licensor and constitutes a valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court in which any proceeding therefor may be brought.

         14.3 The execution, delivery and performance of this Agreement by Licensor will not (i) violate any provision of the Articles of Incorporation or By-Laws of Licensor, (ii) violate, or be in conflict with, or constitute a default of or termination event (or an event which with notice or lapse of time or both, would constitute a default or a termination event) under, any agreement to which Licensor is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule or any court or governmental authority binding on Licensor.

         14.4 No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other Person, except any which have already been obtained, is required in connection with the execution, delivery and performance of this Agreement by Licensor.

         14.5 U.S. Licensor is the sole and exclusive owner of the Licensed Trademarks and the goodwill attached thereto in the United States and has the sole and exclusive right to grant to Licensee the rights purported to be granted hereunder to use the Licensed Trademarks in connection with the Exploitation of Licensed Products in the United States. International Licensor is the sole and exclusive owner of the Licensed Trademarks and the goodwill attached thereto in the rest of the world and has the sole and exclusive right to grant to Licensee the rights purported to be granted hereunder to use the Licensed Trademarks in connection with the Exploitation of Licensed Products in the rest of the world. No proceedings have been instituted, are pending or, to the knowledge of Licensor, threatened, which challenge the rights of Licensor in respect to the Licensed Trademarks or the validity thereof which, if resulting in a judgment adverse to Licensor, would materially and adversely affect the rights granted to Licensee hereunder; to the knowledge of Licensor, none of the Licensed Trademarks infringes upon or otherwise violates the rights of others or is being infringed by others and none is subject to any outstanding order, decree, judgment, stipulation or charge which will materially and adversely affect the rights granted to Licensee hereunder.

         15.      TERM AND TERMINATION

         15.1 This Agreement shall remain in full force and effect from the date this Agreement is entered into by the parties until the end of the fifth Contract

Year unless earlier terminated as provided herein. Licensee shall have the right to renew this Agreement for an additional five (5) years upon notice to the Licensor given at least 180 days prior to the end of the initial Term if during the initial Term the Minimum Sales have been achieved, no event has occurred that upon the giving of notice or lapse of time, or both, would entitle the Licensor to terminate this Agreement and Net Sales in North America for the fourth Contract Year were at least double the North American Minimum Sales required for such Contract Year; provided, however, that there shall be excluded from the Territory in the renewal Term any geographic region set forth on Schedule D hereof (i.e.,Europe, Asia/Australia, and Other) in which Licensee's Net Sales in the fourth Contract Year were not at least double the required Net Sales for such region as set forth on Schedule D. In the event this Agreement is renewed as provided above in this section 15.1 then the Minimum Sales for each Contract Year in such renewal Term shall be no less than the greater of * Contract Year. The allocation of Minimum Sales for each Contract Year during the renewal Term as between North American Minimum Sales and International Minimum Sales shall be determined by Licensor in accordance with the foregoing and set forth in a notice which Licensor shall deliver to Licensee as soon as reasonably practicable after Licensee's exercise of its renewal right as set forth above.

         15.2 No right of Licensor or obligation of Licensee accruing under this Agreement prior to any termination thereof shall be affected by such termination; without limiting the generality of the foregoing, Licensee agrees promptly after termination (i) to make all payments that became due hereunder on or before the effective date of termination and (ii) render all statements required hereunder through the effective date of termination.

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

         15.3 In addition to its rights to terminate under Section 15.4 and 15.5 Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee if Licensee shall breach or default in the observance or performance of any one, or more provisions hereof and (a) if such breach or default is remediable, Licensee shall have failed to effect such remedy to Licensor's reasonable satisfaction within thirty (30) days after notice of such breach or default from Licensor or (b) such breach or default is not remediable to the reasonable satisfaction of Licensor and is not immaterial.

         15.4 U.S. Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee in the event this Agreement is terminated by International Licensor except in the case of termination by International Licensor under Section 8.6. International Licensor and/or Licensee shall have the right to terminate this Agreement immediately upon notice to the other party in the event this Agreement is terminated by U.S. Licensor.

         15.5 Licensor will have the right to terminate this Agreement forthwith upon notice to Licensee in the event:

         (a)      Licensee fails to achieve Minimum Sales in any Contract Year;
                  or

         (b) Licensee breaches any of the provisions set forth in Article 5 hereof; or

         (c) Licensee fails to procure Licensor's prior approval as provided in Sections 6.1, 6.2, 7.1, 8.2; or

         (d) Licensee fails to make timely payment of all royalties due hereunder more than twice during any eight (8) consecutive Contract Year quarters; or

         (e)      Licensee underpays royalties more than once by more than 5%.

         15.6 Licensee shall have the right to terminate this Agreement as follows:

         (a) By giving Licensor at least six (6) months written notice of such termination in the event that Licensor shall breach or default in the observance or performance of any one, or more provisions hereof and (i) if such breach or default is remediable, Licensor shall have failed to effect such remedy to Licensee's reasonable satisfaction within thirty (30) days after notice of such breach or default from Licensee or (ii) such breach or default is not remediable to the reasonable satisfaction of Licensee and is not immaterial

         (b) If the U.S. Licensor's rights in the trademark MOVADO in the United States are canceled, defeated or limited to items that do not include watches and/or eyewear or determined to be invalid in a non-appealable judgment of a court of competent jurisdiction, Licensee shall have the right to terminate this Agreement upon notice to Licensor. If the International Licensor's rights in the trademark MOVADO in any country included within the Territory outside the United States are cancelled, defeated or limited to items that do not include watches and/or eyewear or are determined to be invalid in a non-appealable judgment of a court of competent jurisdiction then International Minimum Sales for each Contract Year following the Contract Year in which such rights have been so affected shall be reduced by an amount equal to the Net Sales made in such country in the immediately preceding Contract Year.

         15.7 In the event Licensee files a petition in bankruptcy, or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee and is not dismissed within thirty (30) days or if Licensee becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee (any of the foregoing hereinafter referred to as a "Bankruptcy"), this Agreement shall automatically terminate without any notice whatsoever being necessary, to the full extent allowed by applicable law. All royalties on sales made prior to such Bankruptcy shall become immediately due and payable. In the event this Agreement is terminated pursuant to this section, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns, shall have no right to sell any of the Licensed Products covered by this Agreement, except with the special consent in accordance with the written instructions of Licensor. The non-assumption of this Agreement by or on behalf of the debtor in connection with any Bankruptcy, shall operate to automatically terminate this Agreement, without any notice whatsoever being necessary, effective as of the date of the commencement of the Bankruptcy.

         15.8 In the event that this Agreement is terminated for any reason whatsoever, Licensee shall immediately discontinue all use of the Licensed Trademarks or any of them in any form and/or in any manner whatsoever; and shall promptly provide Licensor with a list of its inventory of Licensed Products provided that Licensee shall have the right for a nine (9) month period after such termination to continue to sell Licensed Products then in Licensee's inventory at the date of such termination in accordance with the terms hereof, subject, however, to Licensor's repurchase option. Licensee hereby grants to Licensor the right and option, exercisable by Licensor upon notice at any time and from time to time after the effective date of termination, to purchase at cost (excluding any intercompany markups) from Licensee all or any portion selected by Licensor of unused labels, wrappers, tags, cartons, bags, boxes, advertising material and Licensed Products on which any Licensed Trademark appears. No Royalty shall be payable on sales of Licensed Products to the Licensor as provided in this section 15.8. This Section 15.8 shall survive any termination of this Agreement.

         16.      INSURANCE; INDEMNITY

         16.1 Except as to such matters in respect of which Licensor is required to indemnify Licensee under Section 16.2, Licensee will indemnify and hold Licensor harmless from any claim, suit, loss, damage or expense (including reasonable attorney's fees) arising out of the breach of this Agreement by Licensee or the manufacture, labeling, sale, distribution or advertisement of any

Licensed Product by Licensee. Licensor shall give to Licensee timely notice of any such claim or suit.

         16.2 Licensor will indemnify and hold Licensee harmless from any claim, suit, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising out of the alleged infringement by any of the Licensed Trademarks of the trademarks, patents or copyrights owned by any third party. Licensee will give Licensor timely notice of any such claim or suit.

         16.3 Licensee shall maintain, at its own expense, in full force and effect at all times during which Licensed Products bearing a Licensed Trademark are being sold, with a responsible insurance carrier acceptable to Licensor comprehensive general liability insurance which includes, among other things, products liability insurance with coverage limits of no less than $2,000,000 per occurrence and $10,000,000 in the aggregate. Such insurance shall provide primary insurance protection to Licensor and shall name Licensor as an additional insured and Licensee shall give at least thirty (30) days prior written notice to Licensor of the cancellation of, or any substantial modification in, such insurance policy. Licensee shall, from time to time, upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of the insurance required hereunder, including, but not limited to, originals or, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

         17.      NO ASSIGNMENT OR SUBLICENSE BY LICENSEE

         17.1 This Agreement and all its rights and duties hereunder are personal to the Licensee and shall not, without the prior written consent of Licensor, which consent Licensor shall have the right to grant or withhold in its sole and absolute discretion, be assigned, sublicensed or otherwise encumbered by Licensee whether by operation of law or otherwise. Any such purported assignment, sublicense or encumbrance without such consent shall be void and of no effect whatsoever.

         17.2 At least 60 days prior to the completion of any proposed Change of Control of Licensee, Licensee shall send a Change of Control Notice to Licensor who may terminate the License by written notice to Licensee within 20 days after Licensor receives a Change of Control Notice effective upon the later to occur of the Change of Control and the date specified in any such termination notice; provided, however, that the License shall not be terminated if such Change of Control shall not occur. If Licensor does not exercise its right to terminate the License within such 60 day period, Licensor shall not have the right to terminate the License as a result of such Change of Control. In the event that Licensor learns of a completed Change of Control for which Licensor did not receive a Change of Control Notice, Licensor may terminate the License forthwith by written notice to Licensee.

         18.      MISCELLANEOUS

          18.1 In the event that Licensor or Licensee shall, at any time, waive any of its rights under this Agreement, or the performance by the other party of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

         18.2 Each party acknowledges that all information relating to the business and operations of the other party and its affiliates which either party learns during the term, or has learned during negotiation, of this Agreement, subject to section 7.1 all special design concepts which either party or its affiliates provide to the other party hereunder and all sketches and designs received by either party from the other party or its affiliates (hereinafter referred to as "Confidential Data"), are valuable property of the party from whom obtained.

Confidential Data shall not include publicly available information unless the same becomes publicly available through a breach of this Agreement. Each party acknowledges the need to preserve the confidentiality and secrecy of Confidential Data and agrees that, both during and after the term of this Agreement neither shall, and shall not permit any third party to, use or disclose Confidential Data except to the extent any such disclosure is required by a count of competent jurisdiction or by a lawfully issued subpoena, in which event such party shall immediately notify the other party of such required disclosure and use reasonable efforts to obtain an appropriate stipulation under which the confidentiality of the disclosed Confidential Data is preserved to the extent practicable. Each party shall take all necessary steps to ensure that all use of Confidential Data by it or its authorized representatives and employees (which use shall be solely as necessary for, and in connection with, performance of its obligations under this Agreement) shall preserve in all respects the confidentiality of Confidential Data.

         18.3 Licensee shall sell all Licensed Products ordered by Licensor or by Licensor Affiliate to Licensor or such Licensor Affiliate at the lowest price the same Licensed Products have been sold by Licensee or by any Affiliate of Licensee to any other Person within the preceding twelve (12) months. If, within six (6) months subsequent to any such sale to Licensor or any Licensor Affiliate, Licensee or any Affiliate of Licensee sells any of the same Licensed Products purchased by Licensor or any Licensor Affiliate in such prior six (6) month period to any other Person at a price less than that paid by Licensor or any such Licensor Affiliate, then Licensee will issue a credit note to Licensor or such Licensor Affiliate, as the case may be, equal to the per unit difference paid multiplied by the total number of units purchased by Licensor or Licensor Affiliate within thirty (30) days after the date of such sale to such other Person or, at the request of Licensor or such Licensor Affiliate, Licensee will refund to Licensor or such Licensor Affiliate the amount of such price difference.

         18.4 In no event will sales of Closeouts * any Contract Year. All Closeouts shall be sold only with Licensor's prior written approval, which Licensor may withhold in its sole discretion, * terms and conditions as Licensee, in its reasonable discretion, determines appropriate and shall not be sold to any Person which Licensee knows, or has reason to know, will export such Closeouts from the country in which the Licensed Products were to have been sold.

         18.5 This Agreement constitutes the entire Agreement between the parties as to the subject matter hereof and no modifications or revisions hereof shall be of any force or effect unless the same are in writing and executed by the parties hereto.

         18.6 Any provisions of this Agreement which are, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof. Section headings herein are for convenience only and have no substantive effect.

         18.7 This Agreement is binding upon the parties hereto, and their permitted successors and assigns. Licensor shall have the right to assign this Agreement including without limitation any or all of its rights or obligations hereunder to any other person upon notice to Licensee.

         18.8 This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflict of laws rules. Any action or proceeding arising out of or relating in any way to this Agreement, shall be brought and enforced in the courts of the United States for the Southern

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)

District of New York, or, if such courts do not have, or do not accept, subject matter jurisdiction over the action or proceeding, in the courts of the state of New York for New York County and each party hereby consents to the personal jurisdiction of each such court in respect of any action or proceeding. Each party consents to service of process in any such action or proceeding by the mailing of copies thereof by Registered or Certified Mail, postage prepaid, return receipt requested, to it at its address provided for notices hereunder. The foregoing shall not limit the right of any party of the parties to serve process in any other manner permitted by law or to obtain execution or enforcement of any judgment in any other jurisdiction. Each party hereby waives
(a) any objection that it may now or hereafter have to the laying of venue in any action or proceeding arising under or related to this Agreement in any court located in the Borough of Manhattan, City and State of New York, (b) any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any action or proceeding, and (c) any claim that it is not subject to the personal jurisdiction of the United States of District Court for the Southern District of New York or of the courts of the State of New York located in the Borough of Manhattan, City and State of New York.

         18.9 All notices and authorizations hereunder shall be in writing and, together with all statements, reports and payments, shall be dispatched by overnight courier, or certified mail/return receipt requested or hand delivered or faxed (with a confirmation copy sent by overnight courier, hand delivered or registered mail) addressed to Licensee or Licensor as set forth below, and shall be effective upon receipt:



               Licensee:                          Executive Vice President
                                                  Lantis Eyewear
                                                  461 Fifth Avenue
                                                  New York, New York 10017

               Copies to:                         General Counsel
                                                  Lantis Eyewear Corporation
                                                  461 Fifth Avenue
                                                  New York, NY 10017

               U.S. Licensor:                     President
                                                  Movado  Corporation
                                                  501 Silverside Road, Suite 25
                                                  Wilmington, DE 19809


               Copies to:                         Executive Vice President
                                                  Movado Group, Inc.
                                                  125 Chubb Avenue
                                                  Lyndhurst, NJ 07071



                                                  General Counsel
                                                  Movado Group, Inc.
                                                  125 Chubb Avenue
                                                  Lyndhurst, NJ 07071



               International Licensor:            President
                                                  Movado Watch Company SA
                                                  8 Bettlachstrasse
                                                  CH-2540 Grenchen, Switzerland

               Copies to:                         Executive Vice President
                                                  Movado Group, Inc.
                                                  125 Chubb Avenue
                                                  Lyndhurst, NJ 07071

                                                  General Counsel
                                                  Movado Group, Inc.
                                                  125 Chubb Avenue
                                                  Lyndhurst, NJ 07071

         18.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


MOVADO CORPORATION                    LANTIS EYEWEAR CORPORATION
By: /s/  Timothy F. Michno            By: /s/ Stephen Clarke
   -----------------------------         -------------------------------
Name:    Timothy F. Michno            Name:   Stephen Clarke
     ---------------------------           -----------------------------
Title: General Counsel/Secretary      Title:  Executive VP
      --------------------------            ----------------------------

MOVADO WATCH COMPANY S.A.
By: /s/ Michael Bush
   -----------------------------
Name:   Michael Bush
     ---------------------------
Title:  Director
      --------------------------

                                                                      SCHEDULE A




                               LICENSED TRADEMARKS



MOVADO

M Logo

                                                                      SCHEDULE B



                                   BRAND NAMES









                                        *












* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT. )

                                CARIBBEAN ISLANDS

The Bahamas
Cayman Islands
Jamaica
Haiti
Dominican Republic
Puerto Rico
British Virgin Islands
Anguilla
St. Martin
St. Barthelemy
St. Kitts & Nevis
Antigua & Barbuda
Montserrat
Guadeloupe
Dominica
Martinque
St. Lucia
Barbados
Grenada
Trinidad & Tobago
Aruba
Curacao
Cuba
Turks & Caicos Islands
Bermuda
St. Vincent & The Grenadines
Netherlands Antilles
Tortola
Virgin Gorda

                                                                      SCHEDULE D

                   International Minimum Sales (in thousands)

*



MOVADO CORPORATION
By: /s/ Timothy F. Michno
----------------------------------
Name:   Timothy F. Michno
----------------------------------
Title:  General Counsel/Secretary
----------------------------------

LANTIS EYEWEAR CORPORATION
By: /s/ Steve Clarke
----------------------------------
Name:   Steve Clarke
----------------------------------
Title:  E.V.P. Lantis Eyewear
----------------------------------

MOVADO WATCH COMPANY S.A.
By: /s/ Michael J. Bush
----------------------------------
Name:   Michael J. Bush
----------------------------------
Title:  Director
----------------------------------

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.)